Exhibit 10.6

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made and entered into this [3rd day of June], 2013 by and between TALON REAL ESTATE HOLDING CORP., a Utah corporation (the “Corporation”), and ______________________________________________, whose address is ___________________________________________ (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee performs a valuable service to the Corporation in the capacity as a director, officer, employee or agent of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws of the Corporation providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Utah Revised Business Corporation Act, as amended (the “Utah Act”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Indemnitee to continue to serve as a director, officer, or employee of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director, officer, employee or agent of the Corporation, the parties hereto agree as follows:

AGREEMENT

1. Indemnification.

(a) Third Party Proceedings. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (including, but not limited to, any alternative dispute resolution mechanism), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation, as provided in Section 1(b), below) and whether formal or informal by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in defending such action, suit or proceeding (including, but not limited to, any alternative dispute resolution mechanism) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Action or Suit by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise (including, without limitation, a dismissal with prejudice) in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d) Advancement of Expenses. The Corporation shall pay all expenses incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding referenced in subsections (a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding) in advance of the final disposition of such action, suit or proceeding. Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified, any determination made pursuant to Section 2(b) below that Indemnitee is not entitled to be indemnified by the Corporation shall not be binding with respect to the advancement of expenses by the Corporation and Indemnitee shall continue to be eligible to have expenses advanced under this Section 1(d) and shall not be required to reimburse the Corporation for any advance of expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Corporation shall advance expenses without regard to Indemnitee’s ability to repay such expenses. Prior to the advancement of expenses pursuant to this Section 1(d), Indemnitee shall provide the Corporation with a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the applicable standard of conduct set forth in Sections 1(a) and 1(b) above. The Corporation may require that Indemnitee furnish an additional written statement(s) prior to each advancement of expenses stating that Indemnitee undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation.

2. Procedure.

(a) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or have expenses advanced under this Agreement, give the Corporation notice in writing as soon as practicable of any action, suit or proceeding or the threat of any action, suit or proceeding made against Indemnitee for which indemnification will or could be sought under this Agreement, but in no event later than seven (7) days after Indemnitee’s receipt of a summons, legal complaint or written notice of any such action, suit or proceeding. Notice to the Corporation shall be given as provided in Section 9 below. In addition, Indemnitee shall give the Corporation such information and cooperation as the Corporation may reasonably require and as shall be within Indemnitee’s power.

(b) Authorization and Reviewing Party.

(i) Authorization. Any indemnification or advancement of expenses as set forth in Section 1 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of Indemnitee or advancement of expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Sections 1(a) and 1(b) above. The authorization and determination requirements of this Section 2(b)(i) shall not apply to the mandatory payment of expenses under Section 1(c).

(ii) Reviewing Party. The determination referenced in Section 2(b)(i) above shall be made, as selected by the Board of Directors, by either: (1) a majority vote of the directors who are not parties to such action, suit or proceeding, provided that such directors constitute a quorum, or (2) an Independent Counsel (as defined in Section 8 below) in a written opinion addressed to the Board of Directors and Indemnitee, or (3) the majority vote of a quorum of shareholders at any meeting duly called for such purpose.

(iii) Reviewing Party following Change of Control. Notwithstanding Section 2(b)(ii) above, upon and following a Change of Control (as defined in Section 8 below) (other than a Change of Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change of Control) the rights of Indemnitee to indemnification or advancement of expenses under this Agreement shall be determined by an Independent Counsel. Such Independent Counsel, among other things, shall render its written opinion to the Corporation’s Board of Directors and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Corporation agrees to abide by such opinion. The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Corporation shall not be required to pay the fees and expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees, if any, unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Corporation in writing, or (ii) an Indemnitee shall have provided to the Corporation a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

(c) Timing. Subject to Section 2(b) above, any indemnification and advances provided for in Section 1 shall be made no later than thirty (30) days after receipt by the Corporation of a written request from Indemnitee requesting such indemnification or advancement of expenses pursuant to this Agreement.

(d) No Presumptions. In the event that any legal proceedings are instituted by Indemnitee under this Agreement to secure a determination that Indemnitee should be indemnified under this Agreement, it is the parties’ intention that the question of Indemnitee’s right to indemnification shall be for the courts to decide, and neither the failure of the Corporation (including its Board of Directors, or any committee or subgroup of the Board of Directors, the Independent Counsel or the Corporation’s shareholders) to have made a determination pursuant to Section 2(b) above that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination pursuant to Section 2(b) above that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. Absent such legal proceedings by Indemnitee, any determination made pursuant to Section 2(b) above shall be conclusive and binding on the Corporation and Indemnitee.

(e) Notice to Insurers. If, at the time of the receipt of a notice of an action, suit or proceeding pursuant to Section 2(a) hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such action, suit or proceeding to its insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter make all reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

(f) Selection of Counsel. In the event the Corporation shall be obligated to indemnify or advance expenses as set forth in Section 1 above, the Corporation shall be entitled to assume the defense of such action, suit or proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice and approval of such counsel by Indemnitee, the Corporation will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding; provided, however, that if either (i) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, or (ii) after the approval of the retention of such counsel by Indemnitee, the Corporation shall not, in fact, have retained counsel to assume the defense of such proceeding within a reasonable time after Indemnitee’s approval, then Indemnitee shall notify the Corporation that it is again retaining its own counsel and the Corporation shall again be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent not otherwise limited by any other section of this Agreement. Notwithstanding this Section 2(f), Indemnitee may at any time retain its own counsel at its sole expense.

3. Nonexclusivity. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the Utah Act, or otherwise, both as to action in Indemnitee’s official capacity and as to such action in another capacity while holding such office. The indemnification and advancement of expenses provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or settlements actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or settlements to which Indemnitee is entitled.

5. Mutual Acknowledgement. Both the Corporation and Indemnitee acknowledge that in certain instances, the laws of the United States or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

6. Liability Insurance. To the extent the Corporation maintains liability insurance applicable to directors or officers, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Indemnitee is a director, or of the Corporation’s officers, if Indemnitee is not a director of the Corporation but is an officer. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance.

7. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts or Omissions. To indemnify Indemnitee for Indemnitee’s acts, omissions or transactions from which Indemnitee may not be indemnified under applicable law;

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to actions, suits or proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions, suits or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect, (ii) in specific cases, if the Board of Directors has approved the initiation or bringing of such action, suit or proceeding, or (iii) as otherwise required under Part 9 of the Utah Act, or successor statute, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such action, suit or proceeding was not made in good faith or was frivolous;

(d) Insured Claims; No Duplicate Payments. To indemnify Indemnitee or advance expenses to the extent that Indemnitee has otherwise already actually received payment of such amounts directly from any third party, including, but not limited to, insurance companies under liability insurance maintained by the Corporation; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute.

8. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that if Indemnitee is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(c) For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if the shareholders of the Corporation approve a merger or consolidation of the Corporation with or into any other corporation or entity other than a merger or consolidation which would result in the Voting Securities (as defined below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets; provided, however, that following the Corporation’s registration of the offering of any securities of the Corporation under the Securities Act of 1933, as amended, and during such period as the Corporation shall be subject to the reporting requirements of the Exchange Act, a “Change of Control” shall also be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s then outstanding Voting Securities (as defined below), increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the total voting power represented by the Corporation’s then outstanding Voting Securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(d) For purposes of this Agreement, “Independent Counsel” shall mean an attorney or firm of attorneys who shall not have performed services for the Corporation or Indemnitee within the last three (3) years and who shall be selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld).

(e) For purposes of this Agreement, “Voting Securities” mean shall mean any securities of the Corporation that vote generally in the election of directors.

9. Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

10. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by United States certified or first-class mail, with postage prepaid and addressed to the recipient, on the third business day after the date postmarked and (iii) if sent overnight by any nationally-recognized overnight delivery service, on the next business day after having been deposited for delivery. Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as a party to this Agreement shall have furnished to the other party in writing. All notices, requests, demands or other communications under this Agreement addressed to the Corporation shall be directed to the attention of the Corporation’s Chief Executive Officer.

11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made by Indemnitee in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

13. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Utah, as applied to contracts between Utah residents entered into and to be performed entirely within Utah, without regard to the conflict of law principles thereof.

14. Consent to Exclusive Jurisdiction. The parties to this Agreement expressly consent to the exclusive jurisdiction of, and venue in, the state courts in Utah County in the State of Utah, or in the event of exclusive federal jurisdiction, the courts of the District of Utah in Salt Lake City in the State of Utah.

15. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

16. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

18. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order or applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law or public policy, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to continued employment by the Corporation or any of its subsidiaries.

22. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1(a) and Section 1(b), or (ii) any limitation on indemnification set forth in Section 7 hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

TALON REAL ESTATE HOLDING CORP.	INDEMNITEE

By:
Name:	By:
Title:	Name:

[Signature Page to Indemnity Agreement]